Exhibit 99



Financial statements and report of independent certified public accountants Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan
December 31, 2001 and 2000



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                                    CONTENTS

                                                                     Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      3

FINANCIAL STATEMENTS

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS                         4

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR
  BENEFITS                                                              5

NOTES TO FINANCIAL STATEMENTS                                           6


SUPPLEMENTAL INFORMATION

  SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES                      10




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               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Administrative Committee
Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

We have audited the accompanying statements of net assets available for benefits of Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan (the Plan) as of December 31, 2001 and 2000, and the related statement of changes in net assets available for benefits for the year ended December 31, 2001. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

In our opinion, the financial statements referred to above present fairly, in all material respects, the Plan's net assets available for benefits as of December 31, 2001 and 2000, and the changes in net assets available for benefits for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



/s/GRANT THORNTON LLP


Cincinnati, Ohio
May 16, 2002


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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                  December 31,


                                                   2001                                 2000
                                               -----------        ----------------------------------------------
                                               Participant        Participant      Nonparticipant
         ASSETS                                   Directed           Directed            Directed          Total
Participant directed investments:
  Equities                                      $2,165,361         $1,779,293          $       -      $1,779,293
  Mutual funds                                   5,647,294            504,613                  -         504,613
  Common/collective funds                          202,479                 -                   -              -
Nonparticipant directed investments:
  Equities                                              -                  -            2,803,453      2,803,453
  Taxable bonds                                         -                  -            1,477,071      1,477,071
  Asset-backed securities                               -                  -              241,135        241,135
                                                 ---------          ---------           ---------      ---------
         Total investments                       8,015,134          2,283,906           4,521,659      6,805,565

Receivables:
  Participant contributions                         24,112             47,054                  -          47,054
  Employer contributions                             9,435            140,834             150,000        290,834
                                                 ---------          ---------           ---------      ---------
         Total receivables                          33,547            187,888             150,000        337,888

Cash and cash equivalents                               -              53,211             190,264        243,475
                                                 ---------          ---------           ---------      ---------

Net assets available for benefits               $8,048,681         $2,525,005          $4,861,923     $7,386,928
                                                 =========          =========           =========      =========

























The accompanying notes are an integral part of these statements.

                                        4
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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                          Year ended December 31, 2001


                                                                  Participant      Nonparticipant
                                                                     Directed            Directed          Total
Additions to net assets attributed to:
  Participant contributions                                        $  467,745          $       -      $  467,745
  Employer contributions                                              477,785                  -         477,785
  Rollovers                                                            46,389                  -          46,389
  Interest and dividends                                               89,141             156,520        245,661
  Net appreciation (depreciation)                                     267,854            (595,429)      (327,575)
                                                                    ---------           ---------      ---------
         Total additions                                            1,348,914            (438,909)       910,005

Deductions from net assets attributed to:
  Benefits paid to participants                                       105,738             110,138        215,876
  Administrative fees                                                   2,323              30,053         32,376
                                                                    ---------           ---------      ---------
         Total deductions                                             108,061             140,191        248,252
                                                                    ---------           ---------      ---------

Net increase before transfer of nonparticipant
  directed funds                                                    1,240,853            (579,100)       661,753

Transfer of nonparticipant directed funds                           4,282,823          (4,282,823)            -
                                                                    ---------           ---------      ---------

Net increase (decrease)                                             5,523,676          (4,861,923)       661,753

Net assets available for benefits:
  Beginning of year                                                 2,525,005           4,861,923      7,386,928
                                                                    ---------           ---------      ---------

  End of year                                                      $8,048,681          $       -      $8,048,681
                                                                    =========           =========      =========

















The accompanying notes are an integral part of these statements.

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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 2001 and 2000


NOTE A - DESCRIPTION OF PLAN

The following description of the Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan ("Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

1.  General

The Plan is a defined contribution plan covering all employees of Oak Hill Financial, Inc. and subsidiaries (the "Company") who have three consecutive months of service and have attained age 21. It was established for the purpose of providing retirement and profit sharing benefits to all eligible employees of the Company. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Prior to November 1, 2001, a portion of the Plan's assets were nonparticipant-directed. Effective November 1, 2001, with the transfer of nonparticipant-directed assets of $4,282,823, the Plan's assets are entirely participant-directed. Additionally as of November 1, 2001, the Plan was amended and restated to qualify the Plan under current federal laws and regulations and the name of the Plan was changed to its current name.

2.  Contributions

Each year, participants may contribute up to 15 percent of pretax annual compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. Participants direct the investment of their contributions into various investment options offered by the Plan. The Plan currently offers nine mutual funds, two common/collective trust funds (money market) and stock of Oak Hill Financial, Inc. as investment options for participants. The 401(k) matching Company contribution is invested as directed by the participants. Additional profit sharing amounts may be contributed at the option of the Company's management and are invested in a portfolio of investments as directed by the participants effective November 1, 2001. Contributions are subject to certain limitations.

3.  Participant Accounts

Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution, (b) Plan earnings and (c) nonvested forfeitures. Administrative expenses are paid directly by the Company. Allocations are based on each participant's account at the end of the year. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

4.  Payment of Benefits

Upon termination of service due to death, disability or retirement, a participant may elect to receive a lump-sum amount equal to the value of the participant's vested interest in his or her account. Any nonvested amounts are forfeited and allocated to the remaining participants.










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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2001 and 2000


NOTE A - DESCRIPTION OF PLAN (continued)

5.  Vesting

Participants are immediately vested in their own contributions plus actual earnings thereon. Vesting in the Company's contribution portion of their accounts is based on years of continuous service. A participant is 100 percent vested after six years of credited service, with 20% annual incremental vesting beginning in year two.

6.  Forfeitures

For the year ended December 31, 2001, forfeited nonvested amounts totaled $16,794. The amounts were allocated to the remaining participants.


NOTE B - SUMMARY OF ACCOUNTING POLICIES

1.  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

2.  Investment Valuation and Income Recognition

The Plan's investments are stated at fair value based on quoted market prices. Shares of mutual funds are valued at the net asset value of shares held by the Plan at year-end.

Purchases and sales of securities are recorded on the settlement date. Dividends are recorded when received.


NOTE C - INVESTMENTS

The following presents investments that represent 5 percent or more of the Plan's net assets at December 31:

Participant Directed Investments:                      2001              2000

Oak Hill Financial, Inc.                         $2,165,361        $1,779,293
American Balanced Fund                           $3,663,464               -
Victory Diversified Stock Fund                   $1,002,756               -
Victory Stock Index Fund                         $  462,619               -


During 2001, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value by $327,575.




                                       7
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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 2001 and 2000


NOTE D - RELATED PARTY TRANSACTIONS

Participants may invest in stock of Oak Hill Financial, Inc., the Plan sponsor, and these transactions qualify as party-in-interest transactions.


NOTE E - PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their employer contribution


NOTE F - TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated April 4, 2002, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


NOTE G - SUBSEQUENT EVENTS

Beginning January 1, 2002, the Plan permits participant plan loans as well as participant hardship withdrawals. Additionally, the forfeitures from the 401(k) plan will be used to reduce the employer matching contributions. The profit sharing forfeitures will continue to be allocated to the remaining participants who are employed on the last day of the Plan year.




























                                       8
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                            SUPPLEMENTAL INFORMATION


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             Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan
                           Form 5500 E.I.N. 34-7144285

            Line 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                December 31, 2001


(a)                         (b)                                                  (c)                     (d)

                                                                      Description of investment
                                                                    including maturity date, rate
               Identity of issue, borrower,                         of interest, collateral, par       Current
                  lessor or similar party                                 or maturity value             value
*        Equities                                                              Shares
         Oak Hill Financial, Inc.                                              137,396              $2,165,361

         Mutual Funds
         American Balanced Fund                                                231,133                3663,464
         Fidelity Advisor Value Strategies Fund                                  7,381                 198,393
         American Growth Fund of America                                         3,730                  88,441
         Morgan Stanley Inst. Mid Cap Growth Advisor Fund                        1,423                  24,463
         American New Perspective Fund                                           3,852                  83,541
         Victory Established Value Fund                                          1,084                  25,778
         Victory Diversified Stock Fund                                         69,781               1,002,756
         Victory Stock Index Fund                                               27,197                 462,619
         Bond Fund of America                                                    7,650                  97,839
                                                                                                     ---------
                                                                                                     5,647,294

         Common/Collective Trust Funds
         EB Money Market Fund                                                  153,129                 153,129
         Victory DCS Money Market Fund                                           3,566                  49,350
                                                                                                     ---------
                                                                                                       202,479

                                                                     Total Investments              $8,015,134
                                                                                                     =========



*  Denotes a party-in-interest

























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